Exhibit 99.1
Workday Announces Fiscal 2026 Fourth Quarter and Full Year Financial Results

Fiscal Fourth Quarter Total Revenues of $2.532 Billion, Up 14.5% Year-Over-Year
Subscription Revenues of $2.360 Billion, Up 15.7% Year-Over-Year

Fiscal Year 2026 Total Revenues of $9.552 Billion, Up 13.1% Year-Over-Year
Subscription Revenues of $8.833 Billion, Up 14.5% Year-Over-Year
Operating Cash Flows of $2.939 Billion, Up 19.4% Year-Over-Year

PLEASANTON, Calif., February 24, 2026 – Workday, Inc. (NASDAQ: WDAY), the enterprise AI platform for managing people, money, and agents, today announced results for the fiscal 2026 fourth quarter and full year ended January 31, 2026.

Fiscal 2026 Fourth Quarter Results

•Total revenues were $2.532 billion, an increase of 14.5% from the fourth quarter of fiscal 2025. Subscription revenues were $2.360 billion, an increase of 15.7% from the same period last year.
•Operating income was $174 million, or 6.9% of revenues, compared to an operating income of $75 million, or 3.4% of revenues, in the same period last year. Non-GAAP operating income for the fourth quarter was $774 million, or 30.6% of revenues, compared to a non-GAAP operating income of $584 million, or 26.4% of revenues, in the same period last year.1
•Diluted net income per share was $0.55, compared to diluted net income per share of $0.35 in the same period last year. Non-GAAP diluted net income per share was $2.47, compared to non-GAAP diluted net income per share of $1.92 in the same period last year.1

Fiscal Year 2026 Results

•Total revenues were $9.552 billion, an increase of 13.1% from fiscal 2025. Subscription revenues were $8.833 billion, an increase of 14.5% from the prior year.
•Operating income was $721 million, or 7.5% of revenues, compared to an operating income of $415 million, or 4.9% of revenues, in fiscal 2025. Operating income in fiscal 2026 was impacted by restructuring expenses of $303 million, compared to restructuring expenses of $84 million in the prior year. Non-GAAP operating income was $2.824 billion, or 29.6% of revenues, compared to a non-GAAP operating income of $2.186 billion, or 25.9% of revenues, in the prior year.1
•Diluted net income per share was $2.59, compared to diluted net income per share of $1.95 in fiscal 2025. Diluted net income per share in fiscal 2026 was impacted by restructuring expenses of $303 million, compared to restructuring expenses of $84 million in the prior year. Non-GAAP diluted net income per share was $9.23, compared to non-GAAP diluted net income per share of $7.30 in the same period last year.1
•12-month subscription revenue backlog was $8.833 billion, up 15.8% from the same period last year. Total subscription revenue backlog was $28.101 billion, increasing 12.2% year-over-year. 12-month subscription revenue backlog and total subscription revenue backlog include the impact from the acquisitions of Paradox and Sana, which closed in the third and fourth quarters of fiscal 2026, respectively.
•Operating cash flows were $2.939 billion, an increase of 19.4% from fiscal 2025. Free cash flows were $2.777 billion an increase of 26.7% from the prior year.1
•Workday repurchased approximately 12.8 million shares of Class A common stock for $2.9 billion as part of its share repurchase programs.
•Cash, cash equivalents, and marketable securities were $5.443 billion as of January 31, 2026.

1See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

Comments on the News

“We built Workday to bring innovation back to the worlds of HR and finance, and AI gives us the chance to do it all again,” said Aneel Bhusri, co-founder, CEO and chair, Workday. “We operate at the heart of the global enterprise, where trust and accuracy matter most. That gives Workday a unique opportunity to bring AI directly into the HR and finance workflows our customers rely on every day and to deliver real, measurable value.”

“Our fourth quarter results reflect the deep trust customers place in Workday to manage their most critical assets,” said Zane Rowe, CFO, Workday. “We expect fiscal 2027 subscription revenues of approximately $9.925 billion to $9.950 billion, representing 12% to 13% growth, and we expect fiscal 2027 non-GAAP operating margin of approximately 30.0%. We are prioritizing investment in our agentic AI roadmap to capture a larger market opportunity.”

Recent Business Highlights

•Workday co-founder and chair Aneel Bhusri returned as chief executive officer to lead the company’s next chapter.
•Workday welcomed new customers including Boston Children’s Hospital, Copenhagen Airports A/S, Fruit of the Loom, Insomnia Cookies, Lavazza, Sargent & Lundy, State of New York Unified Court System, and Queensland University of Technology, and expanded existing relationships with Accenture, Ally Financial, Anthropic, eBay Inc., Iron Mountain, Merck, and Otis Elevator Company.
•Workday now has more than 11,500 customers globally, including more than 7,000 core Workday Financial Management and Workday HCM customers.
•Workday released Sana Core and Sana Enterprise into general availability.
•Workday delivered 1.7 billion AI actions across its platform in fiscal 2026.
•Paradox Conversational Applicant Tracking System was made available through Workday, which leverages the power of AI to help organizations hire frontline workers faster.
•Workday closed the acquisition of Pipedream, a leading integration platform for AI agents with more than 3,000 pre-built connectors to business applications.
•Workday expanded its ecosystem with a new global developer network; announced Google BigQuery as the latest partner to join Workday Data Cloud; and welcomed Lyra Health, Empathy, and Airvet to the Workday Wellness program.
•Workday announced the expansion of Workday GO for midsize businesses with new global payroll, a unified partner network, and an AI-powered Deployment Agent to simplify and speed deployment.
•Workday launched the Workday EU Sovereign Cloud, which will give organizations across the European Union the ability to use Workday’s AI-powered HR and finance solutions while keeping their data secure, local, and under their control.
•Workday pledged to support workers with AI access, skills training, and job pathways through the World Economic Forum’s Reskilling Revolution initiative, and joined the U.S. Tech Force as a strategic partner to help federal agencies build and develop technology talent.
•Workday was named a Leader in the 2025 Gartner® Magic Quadrant™ for Financial Planning Software1.

1Gartner® Magic Quadrant™ for Financial Planning Software, Regina Crowder, Sid Sahoo, Mike Lashinsky, 1 December 2025

Financial Outlook

Workday is providing guidance for the fiscal 2027 first quarter ending April 30, 2026 as follows:
•Subscription revenues of $2.335 billion, representing growth of 13%
•Non-GAAP operating margin of 30.5%1

Workday is providing guidance for the fiscal 2027 full year ending January 31, 2027 as follows:
•Subscription revenues of $9.925 billion to $9.950 billion, representing growth of 12% to 13%
•Non-GAAP operating margin of 30.0%1

1The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate this non-GAAP financial measure, particularly related to stock-based compensation and its related tax effects, acquisition-related costs, and restructuring costs.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2026 fourth quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Workday

Workday is the enterprise AI platform for managing people, money, and agents. Workday unifies HR and Finance on one intelligent platform with AI at the core to empower people at every level with the clarity, confidence, and insights they need to adapt quickly, make better decisions, and deliver outcomes that matter. Workday is used by more than 11,500 organizations around the world and across industries – from medium-sized businesses to more than 65% of the Fortune 500. For more information about Workday, visit workday.com.

© 2026 Workday, Inc. All rights reserved. Workday and the Workday logo are trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s first quarter and full year fiscal 2027 subscription revenues and non-GAAP operating margin, growth, innovation, opportunity, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (iv) privacy concerns and evolving domestic or foreign laws and regulations; (v) any loss of key employees or the inability to attract, train, and retain highly skilled employees; (vi) our reliance on our network of partners to drive additional growth of our revenues; (vii) the regulatory, economic, and political risks associated with our domestic and international operations; (viii) our ability to realize the expected business or financial benefits of any acquisitions of or investments in companies; (ix) adoption of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as our customers’ and users’ satisfaction with the deployment, training, and support services they receive; (x) the regulatory risks related to new and evolving technologies such as AI and our ability to realize a return on our development efforts; (xi) delays or reductions in information technology spending; (xii) adverse litigation results; (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model; and (xiv) the impact of continuing global economic and geopolitical volatility on our business, as well as on our customers, prospects, partners, and service providers. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.

Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	As of January 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,501	$1,543
Marketable securities	3,942	6,474
Trade and other receivables, net	2,332	1,950
Deferred costs	306	267
Prepaid expenses and other current assets	348	311
Total current assets	8,429	10,545
Property and equipment, net	1,093	1,239
Operating lease right-of-use assets	719	336
Deferred costs, noncurrent	634	561
Acquisition-related intangible assets, net	681	361
Deferred tax assets	829	1,039
Goodwill	5,229	3,478
Other assets	460	418
Total assets	$18,074	$17,977
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$142	$108
Accrued expenses and other current liabilities	454	296
Accrued compensation	642	578
Unearned revenue	5,010	4,467
Operating lease liabilities	130	99
Total current liabilities	6,378	5,548
Debt, noncurrent	2,987	2,984
Unearned revenue, noncurrent	71	80
Operating lease liabilities, noncurrent	704	279
Other liabilities	129	52
Total liabilities	10,269	8,943
Stockholders’ equity:
Common stock	0	0
Additional paid-in capital	12,673	11,463
Treasury stock	(4,220)	(1,308)
Accumulated other comprehensive income (loss)	(136)	84
Accumulated deficit	(512)	(1,205)
Total stockholders’ equity	7,805	9,034
Total liabilities and stockholders’ equity	$18,074	$17,977

Workday, Inc.

Condensed Consolidated Statements of Operations
(in millions, except number of shares which are reflected in thousands and per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Revenues:
Subscription services	$2,360	$2,040	$8,833	$7,718
Professional services	172	171	719	728
Total revenues	2,532	2,211	9,552	8,446
Costs and expenses (1):
Costs of subscription services	416	343	1,531	1,266
Costs of professional services	195	197	790	803
Product development	691	673	2,679	2,626
Sales and marketing	675	629	2,616	2,432
General and administrative	251	219	912	820
Restructuring	130	75	303	84
Total costs and expenses	2,358	2,136	8,831	8,031
Operating income	174	75	721	415
Other income, net	90	45	288	223
Income before provision for income taxes	264	120	1,009	638
Provision for income taxes	119	26	316	112
Net income	$145	$94	$693	$526
Net income per share, basic	$0.56	$0.35	$2.61	$1.98
Net income per share, diluted	$0.55	$0.35	$2.59	$1.95
Weighted-average shares used to compute net income per share, basic	261,273	265,837	265,097	265,257
Weighted-average shares used to compute net income per share, diluted	263,411	270,007	268,117	269,205

(1) Costs and expenses include share-based compensation expense as follows:
	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Costs of subscription services	$37	$37	$156	$145
Costs of professional services	26	28	111	114
Product development	175	173	690	670
Sales and marketing	83	83	344	310
General and administrative	64	68	269	272
Restructuring	14	8	56	8
Total share-based compensation expense	$399	$397	$1,626	$1,519

Workday, Inc.

Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$145	$94	$693	$526
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97	91	347	326
Share-based compensation expense	399	397	1,626	1,519
Amortization of deferred costs	77	66	292	251
Non-cash lease expense	32	26	116	103
Net (gains) losses on investments	(63)	10	(87)	16
Accretion of discounts on marketable debt securities, net	(9)	(23)	(61)	(113)
Deferred income taxes	73	(4)	218	33
Asset impairments	78	11	117	19
Other	(5)	4	7	(1)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(570)	(550)	(360)	(313)
Deferred costs	(158)	(160)	(404)	(337)
Prepaid expenses and other assets	(57)	(8)	(14)	50
Accounts payable	13	28	6	25
Accrued expenses and other liabilities	98	95	(26)	(41)
Unearned revenue	1,128	1,036	469	398
Net cash provided by operating activities	1,278	1,113	2,939	2,461
Cash flows from investing activities:
Purchases of marketable securities	(270)	(1,652)	(2,721)	(4,786)
Maturities of marketable securities	277	866	2,339	3,846
Sales of marketable securities	284	158	2,937	273
Capital expenditures	(60)	(87)	(162)	(269)
Business combinations, net of cash acquired	(1,106)	0	(2,079)	(825)
Purchases of other intangible assets	0	0	0	(3)
Purchases of non-marketable equity and other investments	(4)	(12)	(21)	(22)
Sales of non-marketable equity and other investments	14	0	19	5
Other	21	0	21	0
Net cash provided by (used in) investing activities	(844)	(727)	333	(1,781)
Cash flows from financing activities:
Repurchases of common stock	(1,504)	(102)	(2,895)	(700)
Proceeds from issuance of common stock from employee equity plans	81	80	192	186
Taxes paid related to net share settlement of equity awards	(121)	(132)	(616)	(636)
Net cash used in financing activities	(1,544)	(154)	(3,319)	(1,150)
Effect of exchange rate changes	1	(1)	2	0
Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,109)	231	(45)	(470)
Cash, cash equivalents, and restricted cash at the beginning of period	2,618	1,323	1,554	2,024
Cash, cash equivalents, and restricted cash at the end of period	$1,509	$1,554	$1,509	$1,554

Workday, Inc.
Reconciliations of GAAP to Non-GAAP Data

Reconciliations of Workday’s GAAP to non-GAAP operating results are included in the following tables (in millions, except number of shares which are reflected in thousands, percentages, and per share data). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Non-GAAP operating income
Operating income	$174	$75	$721	$415
Share-based compensation expense (1)	385	389	1,570	1,511
Employer payroll tax-related items on employee stock transactions	16	19	62	76
Amortization of acquisition-related intangible assets	39	22	106	79
Acquisition-related costs	30	4	62	21
Restructuring costs	130	75	303	84
Non-GAAP operating income	$774	$584	$2,824	$2,186

Non-GAAP operating margin (2)
Operating margin	6.9%	3.4%	7.5%	4.9%
Share-based compensation expense (1)	15.2%	17.6%	16.4%	17.9%
Employer payroll tax-related items on employee stock transactions	0.6%	0.8%	0.7%	0.9%
Amortization of acquisition-related intangible assets	1.6%	1.0%	1.1%	0.9%
Acquisition-related costs	1.2%	0.2%	0.6%	0.2%
Restructuring costs	5.1%	3.4%	3.3%	1.1%
Non-GAAP operating margin	30.6%	26.4%	29.6%	25.9%

Non-GAAP diluted net income per share (2)(3)
Diluted net income per share	$0.55	$0.35	$2.59	$1.95
Share-based compensation expense (1)	1.46	1.44	5.85	5.61
Employer payroll tax-related items on employee stock transactions	0.06	0.07	0.23	0.28
Amortization of acquisition-related intangible assets	0.15	0.08	0.40	0.29
Acquisition-related costs	0.11	0.02	0.23	0.08
Restructuring costs	0.50	0.28	1.13	0.31
Net (gains) losses on strategic investments	(0.23)	0.04	(0.22)	0.07
Income tax effects	(0.13)	(0.36)	(0.98)	(1.29)
Non-GAAP diluted net income per share	$2.47	$1.92	$9.23	$7.30
(1)Share-based compensation expense in the GAAP to non-GAAP reconciliation tables above excludes share-based compensation associated with restructuring activities of $14 million and $8 million for the three months ended January 31, 2026, and 2025, respectively, and $56 million and $8 million for fiscal 2026 and 2025, respectively. These expenses are included in Restructuring costs.
(2)Operating margin and diluted net income per share are calculated using unrounded data.
(3)Weighted-average shares used to calculate GAAP and non-GAAP diluted net income per share were 263,411 and 270,007 for the three months ended January 31, 2026, and 2025, respectively, and 268,117 and 269,205 for fiscal 2026 and 2025, respectively.

Reconciliation of Workday’s GAAP cash flows from operating activities to non-GAAP free cash flow is as follows (in millions). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Net cash provided by operating activities	$1,278	$1,113	$2,939	$2,461
Less: Capital expenditures	(60)	(87)	(162)	(269)
Free cash flows	$1,218	$1,026	$2,777	$2,192

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, the following non-GAAP financial measures are disclosed: non-GAAP operating income, non-GAAP operating margin, non-GAAP diluted net income per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expense, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, and restructuring costs. Non-GAAP diluted net income per share differs from GAAP in that it excludes share-based compensation expense, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, restructuring costs, gains and losses on strategic investments, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expense. Share-based compensation primarily consists of non-cash expenses for employee restricted stock units and our employee stock purchase plan. Although share-based compensation is an important aspect of the compensation of our employees and executives, this expense is determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expense is not reflective of the value ultimately received by the grant recipients.
•Employer payroll tax-related items on employee stock transactions. We exclude the employer payroll tax-related items on employee stock transactions in order to show the full effect that excluding share-based compensation expense has on our operating results. Similar to share-based compensation expense, this tax expense is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.
•Amortization of acquisition-related intangible assets. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of the related amortization can vary significantly and are unique to each acquisition and thus we do not believe this activity is reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP financial measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Acquisition-related costs. Acquisition-related costs include direct transaction costs, such as due diligence and advisory fees, and certain compensation and integration-related expenses. We exclude the effects of acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and do not correlate to the operation of our business.

•Restructuring costs. Restructuring costs are associated with a formal restructuring plan and are primarily related to workforce reductions, the closure of facilities, and other exit and disposal activities. We exclude these expenses because they are not reflective of ongoing business and operating results.
•Gains and losses on strategic investments. Our strategic investments include investments in early stage companies that are valuable to Workday customers and complementary to Workday products. Gains and losses on strategic investments may result from observable price adjustments and impairment charges on non-marketable equity securities, ongoing mark-to-market adjustments on marketable equity securities, and the sale of equity investments. We do not rely on these securities to fund our ongoing operations and therefore we do not consider the gains and losses on these strategic investments to be reflective of our ongoing operations.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three year financial projection that excludes the direct impact of the items excluded from GAAP income in calculating our non-GAAP income. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2027 and 2026, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, with regards to free cash flows, Workday’s management believes that reducing cash provided by operating activities by capital expenditures is meaningful to investors and others because it provides an enhanced view of cash flow generation from the ongoing operations of our business, and it balances operating results, cash management, and capital efficiency.

The use of these non-GAAP measures have certain limitations as they do not reflect all items of expense or cash that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

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Investor Relations Contact:
ir@workday.com

Media Contact:
media@workday.com